Exhibit 4.25

  THIRD AMENDMENT
  TO THE
  EXCLUSIVE MANUFACTURING, SUPPLY AND DISTRIBUTION AGREEMENT

This Third Amendment to the Exclusive Manufacturing, Supply and Distribution Agreement dated August 23rd, 2010 as amended on September 6th, 2012, and May 14th, 2013,  by and between Baxter Healthcare Corporation having a place of business at One Baxter Way, Westlake Village, California 91361 (hereinafter “Baxter”) and Kamada Ltd., having a place of business at Science Park, Kiryat Weizmann, 7 Sapir St., Ness-Ziona, 74036, Israel (hereinafter “Kamada”) (the "Agreement") is entered into as of this 15th day of February, 2014 (the "Effective Date").  Baxter and Kamada shall collectively be referred to as the “Parties”.

RECITALS

WHEREAS, the Parties desire to enter into a third amendment to the Agreement in order to amend the Minimum Purchase Levels and the Production Capacity as set under the Agreement, as elaborated hereunder (hereinafter the "Third Amendment").

NOW THEREFORE, it is hereby agreed as follows:

1.	Section 4.5 of the Agreement shall be replaced with the following paragraph:

4.5 Post-2017 Forecasting.  Baxter shall notify Kamada in writing, no later than [*****] with respect to its expectations for the continued supply of Product by Kamada, for calendar years 2018 and beyond.

2.	Section 6.4(a) of the Agreement shall be replaced with the following paragraph:

6.4   Minimum Purchase Levels.

(a)            During each calendar year following the Effective Date (each a “Minimum Period”), for a period terminating on December 31, 2017 (the “Minimums Term”), Baxter shall be obligated to purchase minimum volumes (the “Minimum Purchase Levels”) of the Product as follows:

Minimum Period (Calendar Year)	Minimum Purchase Levels (50 mL vials)
2010	[*****]
2011	[*****]
2012	[*****]
2013	[*****]
2014	[*****]
2015	[*****]
2016	[*****]
2017	[*****]

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

Third Amendment to the Exclusive Manufacturing, Supply and Distribution Agreement

3.	Section 1.77 of the Agreement is hereby amended to read as follows:

1.77                      “Production Capacity” of 50 mL vials of Product for delivery to Baxter shall mean:

Calendar Year	50 mL vials/month
2010	[*****]
2011	[*****]
2012	[*****]
2013	[*****]
2014	[*****]
2015	[*****]
2016	[*****]
2017	[*****]

4.	All provisions of the Agreement which are not expressly amended by the terms of this Third Amendment shall remain in effect and without change.

IN WITNESS WHEREOF, the Parties have caused this Third Amendment to be executed by their duly authorized representatives.

BAXTER HEALTHCARE CORPORATION	KAMADA LTD.
By: /s/ Ludwig N. Hanston Name: Ludwig N. Hanston Title: CVP, President - BioScience Date: 9/23/2014	By: /s/ David Tsur Name: David Tsur Title: Chief Executive Officer Date: 9/28/2014
By: /s/ Gil Efron Name: Gil Efron Title: Chief Financial Officer Date: 9/28/2014

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

Third Amendment to the Exclusive Manufacturing, Supply and Distribution Agreement